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                                                                     Exhibit 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 24, 2005, relating to the combined Prospectus/Proxy Statement of MFS Managed Sectors Series, a series of MFS/Sun Life Series Trust, appearing in the annual report of MFS Capital Appreciation Series for the year ended December 31, 2004 and to the references to us under the headings "Independent Registered Public Accounting Firm" in such combined Prospectus/Proxy Statement and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 24, 2005
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 24, 2005, relating to the combined Prospectus/Proxy Statement of MFS Managed Sectors Series, a series of MFS/Sun Life Series Trust, appearing in the annual report of MFS Managed Sectors Series for the year ended December 31, 2004 and to the references to us under the headings "Independent Registered Public Accounting Firm" in such combined Prospectus/Proxy Statement and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 24, 2005